Exhibit 10.40
FIRST AMENDMENT

TO THE

AMERIPRISE FINANCIAL SENIOR EXECUTIVE SEVERANCE PLAN

WHEREAS, Ameriprise Financial, Inc. (the “Company”), established the Ameriprise Financial Senior Executive Severance Plan (the “Plan”), effective as of September 30, 2005, and subsequently amended and restated as of January 1, 2012;

WHEREAS, the Compensation and Benefits Committee (the “Committee”) of the Company, pursuant to Article 7 of the Plan, would like to amend the Plan to clarify its eligibility terms and benefits payable; and

WHEREAS, the undersigned officer of the Company deems it necessary and appropriate to make the amendment set forth below to reflect the changes approved by the Committee; and

NOW, THEREFORE, pursuant to Section 7.1 of the Plan, the Plan is amended effective October 4, 2023, in the manner below:

I.Section 1.14 is replaced in its entirety with the following new section:

“’Employee” includes (i) the Company’s Chief Executive Officer and (ii) members of the Company’s executive leadership team, as defined by the Committee, who report to the Company’s Chief Executive Officer, provided such individuals are (a) employed as common-law employees of the Company or an Affiliated Company (and are not an independent contractor of the Company or any other status in which an individual is not treated as a common-law employee) and (b) primarily based within the United States or traditionally employed within the United States and currently on temporary assignment outside the United States, all as identified on a Schedule A to the Plan, as such schedule may be amended from time to time. The Company’s classification of an individual as an employee for purposes of its payroll records in existence at the time shall control, even if the individual is subsequently retroactively reclassified as an employee for tax withholding purposes or for some other purpose.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Executive Vice President of Human Resources has caused this First Amendment to the Senior Executive Severance Plan to be executed, effective as of the date indicated herein.

AMERIPRISE FINANCIAL, INC.

By: /s/ Kelli Hunter Petruzillo

Name: Kelli Hunter Petruzillo

Title: Executive Vice President of Human Resources